Exhibit 3.1

WY Secretary of State

FILED: 11/28/2007  03:00 PM

ID: 2007—000546531

ARTICLES OF INCORPORATION

Wyoming Secretary of State

Phone (307) 777-7311/7312

The Capitol Building, Room 110

 Fax (307) 777-5339

200 W. 24th Street

    Email: corporations@state.wy.us

Cheyene, WY 82002-0020

1.

Corporate name Matches, Inc.

2.

Registered agent name  Pioneer Corporate Services

3.

Address of registered agent (must be a Wyoming street address which is identical to the registered agent’s business office;  must include street address, city, state and zip code; no post office boxes or mail drop boxes)

214  West Lincolnway, Suite 23, Cheyenne, WY 82001

4.

The mailing address where correspondence and annual report forms can be sent:

1700 East Araby, Suite 24, Palm Springs, CA 92264

5.

Number and class of shares the corporation will have the authority to issue:

80,000,000 Common Shares

Number and class of shares which are entitled to receive the net assets upon dissolution:

None

6.

Incorporators (list names and addresses of each incorporator):

Katy White, 214 West Lincolnway, Suite 23, Cheyenne, WY 82001

7.

Execution (all incorporators must sign)

Printed Name

Signatory

Date

Katy White

/s/Katy White

11/28/07

8.

Contact name

Daytime Phone Number

Darren Holm

760-899-1919

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Filing Fee: $100.00

Instructions:

1.

  Make check payable to Secretary of State.

2.

Articles must be accompanied by a written consent to appointment executed by the

Registered agent.